SCHEDULE 14A INFORMATION

                 Proxy Statement Pursuant to Section 14(a)
                  of the Securities Exchange Act of 1934
                           (Amendment No. [  ])


[  ] Filed by the Registrant

[xx] Filed by a Party other than the Registrant


Check the Appropriate Box:

[xx] Preliminary Proxy Statement

[  ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-
     6(e)(2))

[  ] Definitive Proxy Statement

[  ] Definitive Additional Materials

[  ] Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12



                     HARLEYSVILLE NATIONAL CORPORATION
             (Name of Registrant as Specified in Its Charter)


                  SHUMAKER WILLIAMS, P.C. (Filing Agent)
               (Name of Person(s) Filing Proxy Statement if
                        other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[xx] $125 per Exchange Act Rules O-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A

[  ] $500 per each party to the controversy pursuant to Exchange Act Rule
     14a-6(i)(3)

[  ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and O-11.

     1)   Title of each class of securities to which transaction applies:

     2)   Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule O-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)   Proposed maximum aggregate value of transaction:

     5)   Total fee paid:

[  ] Fee paid previously with preliminary materials.

[  ] Check box if any part of the fee is offset as provided by Exchange Act
     Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously paid:

     2)   Form, Schedule or Registration Statement No.:

     3)   Filing Party:

     4)   Date Filed:

                     HARLEYSVILLE NATIONAL CORPORATION
                           ____________________

                 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                       TO BE HELD ON APRIL 11, 1995
                           ____________________

To the Shareholders of
Harleysville National Corporation:

     Notice is hereby given that the Annual Meeting of Shareholders of HARLEYSVILLE NATIONAL CORPORATION ("Corporation") will be held at 9:30 a.m., prevailing time, on Tuesday, April 11, 1995, at Presidential Caterers, 2910 DeKalb Pike, Norristown, Pennsylvania 19401, for the following purposes:

1. To elect two Class A directors to serve until the expiration of their four-year terms and until their successors are elected and qualified;

2. To approve and adopt an amendment to Article 7 of the Corporation's amended Articles of Incorporation to provide that any merger, consolidation, liquidation or similar fundamental change transaction involving the Corporation must be approved by holders of at least eighty percent (80%) of the outstanding shares of the Corporation's voting stock unless such transaction has received prior approval of at least seventy-five percent (75%) of all members of the Corporation's Board of Directors in which case only a majority of the outstanding shares of the Corporation's voting stock would be required to be voted in favor of such transaction in order to approve it; and

3. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

     In accordance with the By-laws of the Corporation and action of the Board of Directors, only those shareholders of record at the close of business on March 10, 1995 will be entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

     A copy of the Corporation's Annual Report for the fiscal year ended December 31, 1994 is being mailed to shareholders with this Notice. Copies of the Corporation's Annual Report for the 1993 fiscal year may be obtained at no cost by contacting Pamela L. Hartenstine, Secretary, 483 Main Street, P.O. Box 195, Harleysville, PA 19438, telephone (215) 256-8851.

     YOU ARE URGED TO MARK, SIGN, DATE, AND PROMPTLY RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND TO ASSURE THE PRESENCE OF A QUORUM. The prompt return of your signed Proxy, regardless of the number of shares you hold, will aid the Corporation in reducing the expense of additional proxy solicitations. The giving of such Proxy does not affect your right to vote in person if you attend the meeting and give written notice to the Secretary of the Corporation.

                              By Order of the Board of Directors,


                              Walter E. Daller, Jr.
                              President and
                              Chief Executive Officer
March 13, 1995
Harleysville, Pennsylvania

                     HARLEYSVILLE NATIONAL CORPORATION
                           ____________________

                 PROXY STATEMENT FOR THE ANNUAL MEETING OF
                 SHAREHOLDERS TO BE HELD ON APRIL 11, 1995
                           ____________________

                                  GENERAL

Introduction, Date, Time and Place of Annual Meeting

     This Proxy Statement is being furnished in connection with the solicitation by the Board of Directors of HARLEYSVILLE NATIONAL CORPORATION ("Corporation"), a Pennsylvania business corporation, of proxies to be voted at the Annual Meeting of Shareholders of the Corporation to be held on Tuesday, April 11, 1995, at 9:30 a.m., prevailing time, at Presidential Caterers, 2910 DeKalb Pike, Norristown, PA 19401, and at any adjournment or postponement thereof.

     The principal executive office of the Corporation is located at The Harleysville National Bank and Trust Company, 483 Main Street, P.O. Box 195, Harleysville, Pennsylvania 19438. The telephone number for the Corporation is (215) 256-8851. All inquiries should be directed to Walter E. Daller, Jr., President and Chief Executive Officer of the Corporation. The Corporation currently has three banking subsidiaries: The Harleysville National Bank and Trust Company ("Harleysville"), The Citizens National Bank of Lansford ("Citizens"), and Security National Bank ("Security"); or collectively, the "Banks."

Solicitation and Voting of Proxies

     This Proxy Statement and the enclosed form of proxy (the "Proxy") are first being sent to shareholders of the Corporation on or about March 13, 1995.

     Shares represented on the accompanying form of Proxy, if properly signed and returned, will be voted in accordance with the specifications made thereon by the shareholders. Any Proxy not specifying to the contrary will be voted FOR the election of the nominees for Class A Director named below, and FOR the approval of the proposal to adopt a two-tiered super-majority provision concerning approval of mergers and other fundamental corporate transactions. Execution and return of the enclosed Proxy will not affect a shareholder's right to attend the Annual Meeting and vote in person, after giving written notice to the Secretary of the Corporation. The cost of preparing, assembling, printing, mailing and soliciting proxies, and any additional material which the Corporation may furnish shareholders in connection with the Annual Meeting, will be borne by the Corporation. In addition to the use of the mails, certain directors, officers and employees of the Corporation and the Banks may solicit proxies personally, by telephone, by telegraph, and by telecopier. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward proxy solicitation material to the beneficial owners of stock held of record by these persons, and, upon request therefor, the Corporation will reimburse them for their reasonable forwarding expenses.

Revocability of Proxy

     A shareholder who returns a Proxy may revoke the Proxy at any time before it is voted only: (1) by giving written notice of revocation to Pamela L. Hartenstine, Secretary of Harleysville National Corporation, at 483 Main Street, P.O. Box 195, Harleysville, Pennsylvania 19438; (2) by executing a later-dated Proxy and giving written notice thereof to the Secretary of the Corporation; or (3) by voting in person after giving written notice to the Secretary of the Corporation.

Voting Securities and Record Date

     The Corporation is currently authorized to issue 30,000,000 shares of Common Stock, par value $1.00 per share and 3,000,000 shares of series preferred stock, par value $1.00 per share.

     At the close of business on March 10, 1995, the Corporation had outstanding 5,873,688 shares of common stock, par value $1.00 per share (the "Common Stock"). As of March 10, 1995, no series preferred stock was outstanding.

     Only holders of Common Stock of record at the close of business on March 10, 1995 will be entitled to notice of and to vote at the Annual Meeting. Cumulative voting rights do not exist with respect to the election of directors. On all matters to come before the Annual Meeting, each share of Common Stock is entitled to one vote.

     Under Pennsylvania law and the by-laws of the Corporation, the presence of a quorum is required for each matter to be acted upon at the Annual Meeting. Votes withheld and abstentions will be counted in determining the presence of a quorum for the particular matter. Broker non-votes will not be counted in determining the presence of a quorum for the particular matter as to which the broker withheld authority.

     Assuming the presence of a quorum, the two nominees for Class A Director receiving the highest number of votes cast by shareholders entitled to vote for the election of directors shall be elected. Votes withheld from a nominee and broker non-votes will not be cast for such nominee.

     Assuming the presence of a quorum, the affirmative vote of the holders of at least eighty percent (80%) of the outstanding shares of Common Stock is required to approve and adopt the amendment to Article 7 of the Corporation's Articles of Incorporation to provide that any merger, consolidation, liquidation or similar fundamental change transaction involving the Corporation must be approved by holders of at least 80 percent of the outstanding shares of the Corporation's voting stock unless such transaction has received prior approval of at least 75 percent of all members of the Corporation's Board of Directors in which case only a majority of the outstanding shares of the Corporation's voting stock would be required to be voted in favor of such transaction in order to approve it. Abstentions and broker non-votes are not deemed to constitute "votes cast" under the Pennsylvania Business Corporation Law and, therefore, do not count either for or against the amendment.

     Although abstentions and broker non-votes are not deemed to constitute votes cast, they do have the practical effect of reducing the number of affirmative votes required to achieve a majority for each such matter by reducing the total number of shares voted from which the required majority is calculated.

Quorum

     Pursuant to the By-laws of the Corporation, the presence, in person or by Proxy, of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast shall constitute a quorum for the transaction of business at the Annual Meeting.


                   BENEFICIAL OWNERSHIP OF COMMON STOCK

Principal Owners

     The following table sets forth, as of March 10, 1995, the name and address of each person who owns of record or who is known by the Board of Directors to be the beneficial owner of more than five percent (5%) of the Corporation's outstanding Common Stock, the number of shares beneficially owned by such person and the percentage of the Corporation's Common Stock owned.
                                                     Percent of
                                   Shares            Outstanding
                                 Beneficially       Common Stock
Name and Address                   Owned        Beneficially Owned

The Harleysville National         297,999(1)            5.07%
  Bank and Trust Company
  Trust Department
  483 Main Street
  P. O. Box 195
  Harleysville, PA  19438
_______________

(1) Shares held by Harleysville's Trust Department are held in its fiduciary capacity. Harleysville's Trust Department has sole power to vote or to direct the vote of 297,999 shares and sole power to dispose or to direct the disposition of 297,999 shares. Harleysville's Trust Department intends to vote all shares under its control FOR the election of the nominees for director named below, and FOR the approval and adoption of the amendment to the Articles of Incorporation as delineated below.


         BENEFICIAL OWNERSHIP BY OFFICERS, DIRECTORS AND NOMINEES

     The following table sets forth, as of March 10, 1995, the amount and percentage of the Corporation's outstanding Common Stock beneficially owned by each director and nominee for director and by all officers and directors of the Corporation and the Banks as a group.

                                               Shares          Percent of
      Name of Individual                    Beneficially       Outstanding
     or Identity of Group                   Owned (1)(2)    Common Stock (3)

     John W. Clemens (7)...........            10,940 (11)        ---
     Walter E. Daller, Jr. (9).....           142,478 (4)         2.43%
     Martin E. Fossler (9).........            16,571 (12)        ---
     Harold A. Herr (6)............            10,737 (13)        ---
     Howard E. Kalis, III (7)......             7,866 (14)        ---
     Richard M. Markley (7)........            77,849 (15)        1.33%
     Bradford W. Mitchell (8)......             1,806 (16)        ---
     Walter F. Vilsmeier (6).......             5,344 (17)        ---
     William M. Yocum (8)..........            29,618 (18)        ---

     All Officers and Directors
       as a Group (44 persons)                743,999 (5)(10)    12.53% (5)
_______________

  (1) The securities "beneficially owned" by an individual are determined in accordance with the definitions of "beneficial ownership" set forth in the General Rules and Regulations of the Securities and Exchange Commission and may include securities owned by or for the individual's spouse and minor children and any other relative who has the same home, as well as securities to which the individual has or shares voting or investment power or has the right to acquire beneficial ownership within sixty (60) days after March 10, 1995. Beneficial ownership may be disclaimed as to certain of the securities.

  (2)  Information furnished by the directors.

  (3)  Less than one percent (1%) unless otherwise indicated.

  (4) Includes: 6,199 shares owned solely by W. Daller; 135,993 shares owned jointly by W. Daller and spouse; and 286 shares owned solely by his spouse.

  (5) The percent of class assumes all outstanding options issued to directors, employee directors, and officers have been exercised and, therefore, on a pro forma basis, 5,939,585 shares of Common Stock would be outstanding.

  (6) A Nominee for Class A Director whose term expires in 1999 and a current Class A Director whose term expires in 1995.

  (7)  A Class B Director whose term expires in 1996.

  (8)  A Class C Director whose term expires in 1997.

  (9)  A Class D Director whose term expires in 1998.

  (10) Does not include 297,999 shares held by The Harleysville National Bank and Trust Company in its fiduciary capacity.

  (11) Includes: 8,226 shares owned solely by J. Clemens; 665 shares owned jointly by J. Clemens and his spouse; and 2,049 shares owned by his spouse.

  (12) Includes: 16,111 shares owned solely by M. Fossler; and 460 shares owned by his spouse.

  (13) These shares are owned solely by H. Herr.

  (14) Includes: 2,206 shares owned solely by H. Kalis; 2,982 shares owned jointly by H. Kalis and his spouse; 223 shares in an estate for which
       H. Kalis is co-executor; 2,007 shares representing unexercised stock options which are currently exercisable; and 448 shares owned by his spouse. In calculating the tabulated percent of class, the 2,007 shares were added to the shares of Common Stock currently held by Mr. Kalis and to the total outstanding shares assuming all outstanding options held by Mr. Kalis were exercised.

  (15) Includes: 75,000 shares owned solely by R. Markley; and 2,849 shares owned jointly by R. Markley and his spouse.

  (16) These shares are owned solely by B. Mitchell.

  (17) These shares are owned solely by W. Vilsmeier.

  (18) These shares are owned solely by W. Yocum.


                           ELECTION OF DIRECTORS

     The By-laws of the Corporation provide that the Corporation's business shall be managed by its Board of Directors. The By-laws provide that the number of directors that shall constitute the whole Board of Directors shall not be less than five (5) nor more than twenty-five (25) and that the Board of Directors shall be classified into four (4) classes, each class to be elected for a term of four (4) years. Within the foregoing limits, the Board of Directors may, from time to time, fix the number of directors and their respective classifications. No person shall be elected as a director who has not attained full age. No person shall serve as a director after he or she has attained the age of seventy (70) years. The Board of Directors has fixed the number of Board members at nine (9) with two (2) directors in each of Classes A, C, and D and three (3) directors in Class B. Pursuant to Section
11.1 of the By-laws, vacancies on the Board of Directors, including vacancies resulting from an increase in the number of directors, shall be filled by a majority of the remaining members of the Board of Directors, though less than a quorum, and each person so appointed shall be a director until the expiration of the term of office of the class of directors to which he or she was appointed. Therefore, the By-laws provide for a classified Board of Directors with staggered four-year terms of office.

     In accordance with Section 10.3 of the By-laws, at the 1995 Annual Meeting of Shareholders, two (2) Class A directors shall be elected to serve for a four-year term and until their successors are elected and qualified.

     Unless otherwise instructed, the Proxyholders will vote the Proxies received by them for the election of the two nominees named below. If any nominee should become unavailable for any reason, Proxies will be voted in favor of a substitute nominee as the Board of Directors of the Corporation shall determine. The Board of Directors has no reason to believe the nominees named will be unable to serve, if elected. Any vacancy occurring on the Board of Directors of the Corporation for any reason may be filled by a majority of the directors then in office until the expiration of the term of the vacancy.

     There is no cumulative voting for the election of directors. Each share of Common Stock is entitled to cast only one vote for each nominee. For example, if a shareholder owns ten (10) shares of Common Stock, he or she may cast up to ten (10) votes for each of the two (2) directors in the class to be elected.

The Board of Directors recommends that the shareholders vote FOR the election of the Class A Directors listed below.


       INFORMATION AS TO NOMINEES, DIRECTORS, AND EXECUTIVE OFFICERS

     The following table contains certain information with respect to the executive officers, nominees for Class A Director whose term expires in 1999 and the Current Class A Directors whose term expires in 1995, and the Class B Directors, Class C Directors and Class D Directors whose terms expire in 1996, 1997, and 1998, respectively:

                                      Principal Occupation
                                    for Past Five Years and     Director of
                                     Position Held with the     Corporation
                                         Corporation,              or HNB
Name                           Age    HNB, CNB, and SNB (8)      Since (8)

NOMINEES FOR CLASS A DIRECTOR
WHOSE TERMS EXPIRE IN 1999, AND
CURRENT CLASS A DIRECTORS
WHOSE TERMS EXPIRE IN 1995

Walter F. Vilsmeier (2)(4). ...65     Chief Executive Officer -     1987
                                      Vilsmeier Auction Co.,
                                      Inc., auction and appraisal
                                      services; Chief Executive
                                      Officer - Vilsmeier Equipment,
                                      Inc., purchase, sale, and
                                      rental of used equipment
                                        and parts

Harold A. Herr (3).............47     Partner - Albert S. Herr &    1987
                                      Sons, Agri-Business


CLASS B DIRECTORS
WHOSE TERMS EXPIRE IN 1996

John W. Clemens (1)(2)(5)(6)...68     Director, formerly Chairman   1973
                                      and Chief Executive
                                      Officer - Hatfield Quality
                                      Meats, a meat packing and
                                      processing company

Richard M. Markley (2)(7)......64     Partner - W. E. Markley,      1979
                                      a real estate and insurance
                                      firm

Howard E. Kalis, III...........55     Senior Partner, Law Firm of   1994
                                      Binder, Kalis, Linderman &
                                      Proctor; Chairman of the
                                      Board and Director of SNB
                                      since 1988

CLASS C DIRECTORS
WHOSE TERMS EXPIRE IN 1997

Bradford W. Mitchell (1)(4)(5).67     Chairman of the Board         1980
                                      and Director, formerly CEO -
                                      Harleysville Mutual
                                      Insurance Company;
                                      Chairman of the Board,
                                      and Director, formerly CEO -
                                      Harleysville Group, Inc.,
                                      an insurance holding company

William M. Yocum (3)...........61     President - W. M. Yocum       1984
                                      Machine Company



CLASS D DIRECTORS
WHOSE TERMS EXPIRE IN 1998

Walter E. Daller, Jr.(1)(4)(6).55     President and Chief           1977
                                      Executive Officer and
                                      Chairman of the Board and
                                      Director of the Corporation
                                      and HNB; Director of CNB
                                      since 1991; and Director
                                      of SNB since 1994

Martin E. Fossler (1)(3)(4)(5).66     Retired, formerly             1984
                                      President, MEFCO, a
                                      manufacturer of
                                      industrial packaging
_______________

(1) Member of the Executive Committee. The Executive Committee, which is appointed annually by the Board of Directors, has the authority to take action between meetings of the Board of Directors with respect to matters which a majority of the Committee considers necessary to be addressed prior to the next meeting of the Board of Directors. During 1994, the Executive Committee held one (1) meeting.

(2) Member of the Nominating Committee. The Nominating Committee is appointed annually by the Board of Directors to recommend nominees to serve as officers of the Corporation, nominees for election to the Boards of Directors of HNB, CNB and SNB, and nominees to serve as officers of HNB, CNB and SNB. During 1994, the Nominating Committee held one (1) meeting.

(3) Member of the Audit Committee. The Audit Committee, which is appointed annually by the Board of Directors, recommends the selection of independent auditors, reviews the scope and results of the audit and reviews the adequacy of the Corporation's accounting, financial and operating controls. During 1994, the Audit Committee held five (5) meetings.

(4) Member of the Investment and Funds Management Committee. The Investment and Funds Management Committee is appointed annually by the Board of Directors to oversee the Investment Policy, review liquidity, and approve the type and maturity of investments. During 1994, the Investment and Funds Management Committee held four (4) meetings.

(5) Member of the Compensation Committee. The Compensation Committee is appointed annually by the Board of Directors and consists of three non-employee directors. The Compensation Committee recommends the establishment of policies dealing with various compensation plans for the Corporation and its subsidiaries. In addition, the Committee makes recommendations to the Board with respect to the compensation of the President and Chief Executive Officer and approves the compensation paid to the other senior executives. The Committee also administers the Equity Incentive Plan, the 1993 Stock Incentive Plan and, in this capacity, it makes or recommends all option grants or awards to the Corporation's subsidiaries, officers and executives under this Plan. During 1994, the Compensation Committee held six (6) meetings.

(6) Member of the Pension and Profit Sharing Committee. The Pension and Profit Sharing Committee is appointed annually by the Board of Directors to oversee and administer the Corporation's subsidiaries' pension and profit sharing plans. During 1994, the Pension and Profit Sharing Committee held two (2) meetings.

(7) Member of the Compliance Committee. The Compliance Committee is appointed annually by the Board of Directors. The committee's primary objective is to assure the Board of Directors that the Corporation's subsidiaries are in compliance with all applicable laws and regulations. The Compliance Committee held four (4) meetings in 1994.

(8) "HNB", "CNB", and "SNB" make reference to The Harleysville National Bank and Trust Company, The Citizens National Bank of Lansford, and Security National Bank, respectively, subsidiaries of the Corporation.

     During 1994, the Board of Directors of the Corporation held twelve (12) meetings. The members of the Board of Directors of the Corporation also serve as the members of the Board of Directors of Harleysville, with the exception of Howard E. Kalis, III. During 1994, the Board of Directors of Harleysville held twelve (12) meetings. All of the directors attended at least 75% of the meetings of the Board of the Corporation and Harleysville and committees of which they were members during the period they served as such.

     A shareholder who desires to propose an individual for consideration by the Board of Directors as a nominee for director should submit a proposal in writing to the Secretary of the Corporation in accordance with Section 10.1 of the By-laws of the Corporation. Any shareholder who intends to nominate a candidate for election to the Board of Directors must notify the Secretary of the Corporation in writing not less than forty-five (45) days prior to the date of any meeting of shareholders called for the election of directors.
The written notification must contain certain information with regard to the proposed nominee to the extent known by the notifying shareholder.


             COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

     Section 16(a) of the Exchange Act requires the Corporation's officers, directors, and persons who own more than ten percent (10%) of the registered class of the Corporation's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). In addition, Section 16(a) requires officers, directors and greater than ten percent (10%) shareholders to furnish the Corporation with copies of all Section 16(a) forms they file with the SEC. There are no ten percent (10%) shareholders of the Corporation's equity securities.

     Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required to be filed with the SEC for those persons, the Corporation believes that during the period of January 1, 1994 through December 31, 1994, all filing requirements applicable to its officers and directors were satisfied.


                          EXECUTIVE COMPENSATION

Compensation of Executive Officers

     Shown below is information concerning annual and long-term compensation for services in all capacities to the Corporation and its subsidiaries for the fiscal years ending December 31, 1994, 1993, and 1992 of those persons who were (i) the Chief Executive Officer(s) during 1994 and (ii) the other most highly compensated executive officers of the Corporation to the extent such persons' total annual salary and bonus exceeded $100,000 at December 31, 1994.


                                                    SUMMARY COMPENSATION TABLE

                                        Annual Compensation                       Long-term Compensation

                                                                        Awards                  Payouts

                                                                       Restricted   Securities
                                  Annual                 Other Annual    Stock      Underlying   LTIP    All Other
Name and                          Salary       Bonus     Compensation    Awards    Options/SARs Payouts Compensation
Principal Position         Year    ($)          ($)          ($)          ($)          (#)        ($)        ($)

Walter E. Daller, Jr. (1)  1994  $264,205(4) $102,100(5)     ---           ---         ---        ---    $58,474(6)(7)(8)
President and CEO          1993   243,520(4)   92,000(5)     ---           ---         ---        ---     65,974(6)(7)(8)
                           1992   209,450(4)   81,925(5)     ---           ---         ---        ---     65,974(6)(7)(8)

Demetra M. Takes (2)       1994   133,000      40,000        ---           ---         ---        ---     32,271(7)(8)
Executive Vice President   1993   120,750      33,000        ---           ---         ---        ---     30,434(7)(8)
and COO                    1992   100,000      27,500        ---           ---         ---        ---     27,321(7)(8)

Fred C. Reim (3)           1994    92,500      13,875        ---           ---         ---        ---     13,875(8)
Senior Vice President      1993    30,000(9)    4,450(9)     ---           ---         ---        ---      4,673(8)(9)

_______________

(1) Walter E. Daller, Jr. serves as President and Chief Executive Officer, and Chairman of the Board of the Corporation and Harleysville and as a member of the Boards of Directors of the Corporation, Harleysville, Citizens, and Security.

(2) Demetra M. Takes serves as Vice President of the Corporation, as Executive Vice President and Chief Operating Officer of Harleysville and as a member of the Board of Directors of Citizens and Security.

(3)  Fred C. Reim serves as Senior Vice President of Harleysville.

(4) Includes $9,205, $13,520 and $9,450 received as director's fees earned as a director of Harleysville for 1994, 1993 and 1992, respectively.

(5) Includes $2,100, $2,000 and $1,925 received as director's bonus received as a director of Harleysville for 1994, 1993 and 1992, respectively.

(6)  Includes $6,990, $6,990 and $6,990 for 1994, 1993 and 1992,
     respectively, in premiums paid for a directors' deferred compensation plan maintained by the Corporation in which W. Daller participates and for whom a portion of his director's compensation was deferred from 1985 through 1989. Under the terms of the plan, benefits can be paid out over a ten-year period upon reaching age 70. Should W. Daller die before age 70, or before receiving all of the benefits, those benefits would be paid to W. Daller's beneficiary until age 70 or for ten years, whichever shall be greater. This plan is considered an unfunded plan which is subject to substantial risk of forfeiture and W. Daller is not considered to be vested pursuant to the plan.

(7)  Includes $28,984, $28,984 and $28,984 for W. Daller, and $12,321,
     $12,321 and $12,321 for D. Takes for 1994, 1993 and 1992, respectively, in premiums paid for W. Daller and D. Takes, respectively, for the Supplemental Retirement Plan maintained for certain officers and key employees of the Corporation and Harleysville. The Plan provides for payment to the covered employee an annual supplemental retirement benefit equal to 50% of the employee's annual base salary upon retirement. Premiums are paid for a life insurance policy for which the Bank is beneficiary; policy reimburses, upon the death of the employee, the Bank for all amounts paid to the Plan. This plan is an unfunded promise to pay to the named individuals which is subject to substantial risk of forfeiture, and the individual is not considered as vested pursuant to the plan.

(8) Includes discretionary distributions of $22,500, $30,000, and $30,000 for 1994, 1993, and 1992, respectively, for W. Daller, and $19,950, $18,113, and $15,000 for 1994, 1993, and 1992, respectively, for D.
     Takes, and $13,875 and $4,673 for 1994 and 1993, respectively, for F. Reim pursuant to Harleysville's profit sharing plan. For fiscal years 1994, 1993, and 1992, distributions from the profit-sharing plan were made to all employees of Harleysville equal to 15% of salary, with the exception of W. Daller. The profit sharing contribution received by W. Daller was limited to 15% of $150,000 of his salary, to comply with the Internal Revenue Code Section 404(1).

(9)  Amounts reflect F. Reim's four months' tenure during 1993.

Option Exercises and Fiscal Year-end Values

     Shown below is information with respect to the unexercised options to purchase the Corporation's common stock granted in prior years under the Equity Incentive Plan to the named officers of Harleysville and held by them at December 31, 1994.

            Aggregated Option/SAR Exercises in Last Fiscal Year
                       and FY-End Option/SAR Values

                                                             Number of Securities          Value of Unexercised
                                                            Underlying Unexercised             In-the-money
                                                               Options/SARs at               Options/SARs at
                                                                  FY-End (#)                     FY-End ($)(1)
Name and                Shares Acquired        Value
Principal Position      on Exercise (#)     Realized ($)    Exercisable/Unexercisable     Exercisable/Unexercisable

Walter E. Daller, Jr.      103,918           2,124,685          146,142(2)/ ---                2,867,306/   ---
President and CEO

Demetra M. Takes             1,300              24,960           18,083   / ---                  354,788/   ---
Executive Vice
President & COO

Fred C. Reim                  ---                 ---              ---      ---                     ---     ---
Senior Vice President

_______________

(1) Market value of underlying securities based on the closing price of the Corporation's common shares on the NASDAQ Stock Exchange on December 30, 1994, minus the exercise price.

(2) W. Daller exercised 146,142 options on February 7, 1995, see "BENEFICIAL OWNERSHIP BY OFFICERS, DIRECTORS AND NOMINEES" which provides ownership information as of the record date, March 10, 1995.

Pension Plan

     The Corporation does not have a retirement or pension plan. Harleysville, however, maintains a non-contributory funded pension plan for all full-time employees over age 20 1/2 who have completed six (6) months of service. The pension plan provides annual benefits to eligible retired employees at age 65 equal to one percent (1%) of covered compensation plus three-quarters of one percent (3/4%) of average salary above the covered compensation level multiplied by the number of years of employment. Average salary is the highest annual salary less bonuses during the last five (5) years of employment immediately prior to retirement. Total contributions by Harleysville to the pension plan for the years ending December 31, 1994, December 31, 1993 and December 31, 1992 were $420,116, $309,583, and
$215,691, respectively.

     The following table shows the estimated annual retirement benefit payable pursuant to the pension plan to an officer currently age 65 whose highest salary, not including bonuses, remained unchanged during his last five (5) years of employment and whose benefits will be paid for the remainder of his life. Such table does not reflect any limitations on benefits to participants which may apply under the Internal Revenue Code. Benefits listed in the table below are integrated with Social Security.

Average
Annual       10 Years     15 Years     20 Years     25 Years     30 Years
Earnings     of Service   of Service   of Service   of Service   of Service

$ 75,000     $ 6,185      $ 9,293      $12,390      $15,488      $18,585
 100,000       8,070       12,105       16,140       20,175       24,210
 125,000       9,945       14,918       19,890       24,863       29,835
 150,000      11,820       17,730       23,640       29,550       35,460
 175,000      13,695       20,543       27,390       34,238       41,085
 200,000      15,570       23,355       31,140       38,925       46,710
 225,000      17,445       26,168       34,890       43,613       52,335
 250,000      19,320       28,980       38,640       48,300       57,960
 275,000      21,195       31,793       42,390       52,988       63,585
 300,000      23,070       34,606       46,140       57,676       69,210
 325,000      24,945       37,419       49,890       62,364       74,835
 350,000      26,820       40,232       53,640       67,052       80,460

     Walter E. Daller, Jr., President and Chief Executive Officer of the Corporation and Harleysville, has 32 years of credited service under the pension plan. Average salary upon which benefits would be calculated at December 31, 1994 is $255,000.

     Demetra M. Takes, Executive Vice President of Harleysville, has 22 years of credited service under the pension plan. Average salary upon which benefits would be calculated at December 31, 1994 is $133,000.

     Fred C. Reim, Senior Vice President of Harleysville, has 1 year of credited service under the pension plan. Average salary upon which benefits would be calculated at December 31, 1994 is $92,500.

Profit Sharing Plan

     All full-time employees become eligible to participate in the discretionary profit-sharing plan after the later to occur of (a) the completion of six (6) months' continuous service or (b) the attainment of age 20 1/2. The profit-sharing plan provides for a fund to be held by Harleysville as trustee for the benefit of the employees. Harleysville's Board of Directors annually determines the contribution to be made to the profit-sharing plan out of the net profits of Harleysville subject to certain limits as set forth in the profit-sharing plan. For fiscal years 1994, 1993, and 1992, distributions from the profit-sharing plan were made to all employees of Harleysville equal to 15% of salary, with the exception of W. Daller. The profit sharing contribution received by W. Daller was limited to 15% of $150,000 of his salary, to comply with the Internal Revenue Code
Section 404(1).

Supplemental Executive Retirement Plan

     Harleysville maintains a Supplemental Retirement Plan for certain officers and key employees of the Corporation and Harleysville. The Plan provides for payment to the covered employee an annual supplemental retirement benefit equal to 50% of their annual base salary upon retirement. After the first 12 such payments (the first year), the amount of the base salary shall be adjusted annually thereafter by 80% of the percentage by which the cost of living as of the employees's retirement date, measured by the last reported monthly Consumer Price Index for Urban Wage Earners (CPI-U) or its most comparable successor index, is succeeded by the CPI-U as of the end of the first or subsequent pension year, however, the annual increase in the base salary used to calculate benefits under the plan will not be less than $2,400.

     The following table shows the estimated annual retirement benefit payable pursuant to the Supplemental Executive Retirement Plan to an employee covered under the Plan:

Base Salary   Year 1    Year 2    Year 3    Year 4    Year 5    Year 6    Year 7    Year 8    Year 9    Year 10

  100,000      50,000    51,200    52,429    53,687    54,976    56,295    57,646    59,030    60,446    61,897
  125,000      62,500    64,000    65,536    67,109    68,719    70,369    72,058    73,787    75,558    77,371
  150,000      75,000    76,800    78,643    80,531    82,463    84,442    86,469    88,544    90,669    92,846
  175,000      87,500    89,600    91,750    93,952    96,207    98,516   100,881   103,302   105,781   108,320
  200,000     100,000   102,400   104,858   107,374   109,951   112,590   115,292   118,059   120,893   123,794
  225,000     112,500   115,200   117,965   120,796   123,695   126,664   129,704   132,817   136,004   139,268
  250,000     125,000   128,000   131,072   134,218   137,439   140,737   144,115   147,574   151,116   154,743
  275,000     137,500   140,800   144,179   147,640   151,183   154,811   158,527   162,331   166,227   170,217
  300,000     150,000   153,600   157,286   161,062   164,927   168,885   172,939   177,088   181,338   185,691
  325,000     162,500   166,400   170,393   174,484   178,671   182,959   187,351   191,845   196,449   201,165
  350,000     175,000   179,200   183,500   187,906   192,415   197,033   201,763   206,602   211,560   216,639

     Salary upon which benefits would be calculated at December 31, 1994 under the Supplemental Executive Retirement Plan is $255,000 for Walter E. Daller, Jr., President and Chief Executive Officer of the Corporation and Harleysville; credited coverage under the plan equals ten years.

     Salary upon which benefits would be calculated at December 31, 1994 under the Supplement Executive Retirement Plan is $133,000 for Demetra M. Takes, Vice President of the Corporation and Executive Vice President of Harleysville; credited coverage under the plan equals five years.

     Fred C. Reim, Senior Vice President of Harleysville, is not covered under the Supplemental Executive Retirement Plan.

Equity Incentive Plan

     On February 19, 1987, the Board of Directors adopted an equity incentive plan (the "Equity Incentive Plan") which was approved by the Corporation's shareholders on April 14, 1987. The stated purpose of the Equity Incentive Plan is to advance the development, growth, and financial success of the Corporation. The Equity Incentive Plan provides for the issuance of shares of the Corporation's Common Stock to officers and key employees of the Corporation and Harleysville who are in positions in which their decisions, actions, and counsel significantly impact upon long-term profitability. Directors may also receive awards under the Equity Incentive Plan if they are officers or key employees at the time of the awards. The Equity Incentive Plan's original grant of 75,000 shares have all been awarded and have been adjusted to reflect stock dividends and stock splits to an aggregate of 333,047, of which 43,811 are unexercised, as of the record date, March 10, 1995.

     The Equity Incentive Plan is administered by the Compensation Committee of the Corporation's Board of Directors (the "Committee"). Members of the Committee are not eligible to receive awards under the Equity Incentive Plan or any similar plan. The Committee has full and final authority to interpret the provisions of the Equity Incentive Plan and to decide all questions of fact arising in its application; to prescribe and rescind rules and regulations relating to the Equity Incentive Plan; to make awards under the Equity Incentive Plan and to determine the types, amount, size, and terms of each award; to determine when awards will be granted and to make all other determinations necessary or advisable for the administration of the Equity Incentive Plan. The Committee may grant long-term incentive awards in the form of incentive stock options, non-qualified stock options, stock appreciation rights or restricted stock as it deems appropriate. The Equity Incentive Plan also contains anti-dilution provisions. All incentive stock options and non-qualified options have been granted at 100% of the fair market value of the Corporation's Common Stock on the date of grant. No options were granted during 1994, or as of the record date, March 10, 1995.

1993 Stock Incentive Plan

     On March 1, 1993, the Board of Directors of the Corporation adopted the Harleysville National Corporation 1993 Stock Incentive Plan (the "Stock Incentive Plan") which was approved by the Corporation's shareholders on April 13, 1993. The stated purpose of the Stock Incentive Plan is to advance the development, growth and financial condition of the Corporation. The Stock Incentive Plan provides for the issuance of shares of the Corporation's Common Stock to the Corporation's employees. Of the 168,000 shares of the Corporation's Common Stock available for issuance under the Stock Incentive Plan 168,000 shares remain available for issuance as of March 10, 1995.

     The Stock Incentive Plan is administered by a disinterested committee of the Corporation's Board of Directors in the same manner as described above under the description of the Equity Incentive Plan. Also, like the Equity Incentive Plan, incentive awards can be made in the form of incentive stock options, non-qualified stock options, stock appreciation rights or restricted stock as the disinterested committee deems appropriate. No options were granted or exercised during 1994, or as of the record date, March 10, 1995.

Compensation of Directors

     Directors of Harleysville received a fee of $385 for each meeting of Harleysville attended, an annual retainer fee of $5,000, and also received a fee of $200 for each meeting attended of a committee of the Board of Directors of the Corporation or Harleysville. Each Director of Harleysville received a bonus of $2,100. In the aggregate, the Board of Directors of Harleysville received $106,360.

     Harleysville National Corporation maintains deferred compensation plans for its directors. In the past, certain directors elected to defer, with interest, all or part of their compensation for future distribution. Under the terms of the plan, benefits can be paid out to the respective directors, over a ten-year period. Should the director die before age 70 or before receiving all of the benefits, those benefits would be paid to his or her beneficiary until age 70 or for ten years, whichever shall be greater. This plan is considered an unfunded plan which is subject to substantial risk of forfeiture and the director is not considered to be vested pursuant to the plan.

          COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Board of Directors of Harleysville National Corporation (the "Corporation") is responsible for the governance of the Corporation and its subsidiaries. In fulfilling its fiduciary duties, the Board of Directors acts in the best interests of the Corporation's shareholders, customers and the communities served by the Corporation and its subsidiaries. To accomplish the strategic goals and objectives of the Corporation, the Board of Directors engages competent persons who undertake to accomplish these objectives with integrity and in a cost-effective manner. The compensation of these individuals is part of the Board of Directors' fulfillment of its duties to accomplish the Corporation's strategic mission. Harleysville National Bank and Trust Company ("Harleysville"), The Citizens National Bank of Lansford ("Citizens"), and Security National Bank ("Security") or collectively, the "Banks", the wholly-owned bank subsidiaries of the Corporation, provide compensation to the respective employees of the Corporation and the Banks.

     The fundamental philosophy of the Corporation's and the Banks' compensation program is to offer competitive compensation opportunities for all employees based on the individual's contribution and personal performance. The compensation program is administered by a Compensation Committee comprised of three outside directors who are listed below. The objectives of the Committee are to establish a fair compensation policy to govern executive officers' base salaries and incentive plans to attract and motivate competent, dedicated, and ambitious managers whose efforts will enhance the products and services of the Corporation and the Banks, the results of which will be improved profitability, increased dividends to the Corporation's shareholders and subsequent appreciation in the market value of the Corporation's shares.

     The compensation of the Corporation's and Banks' top executives is reviewed and approved annually by the Board of Directors. The top executives whose compensation is determined by the committee include the chief executive officer, the executive vice president and all other vice presidents. As a guideline for review in determining appropriate compensation, the committee considers, extensively, various resource materials as well as the Corporation's earnings and overall performance relative to various peer groups both in the short term and long term historically. This peer group of banks with assets of $500 Million to $1 Billion is different than the peer group utilized for the Shareholder Return Performance Graph. The principal resources used for peer group comparisons are the 1994 edition of the annual SNL Executive Compensation Review of Commercial Banks, the 1994 edition of the L. R. Webber Associates Salary/Benefits Survey of the Pennsylvania Financial Services Industry, and the Fourth Quarter 1994 edition of "The Community Banker" - "SuperCommunity Bank Performance Monitor"/"SuperCommunity Bank 30 Index." The peer group on the "Shareholder Return Performance Graph" includes bank holding companies and banks listed on NASDAQ which may not be located in Pennsylvania.

     The Compensation Committee does not deem Section 162(m) of the Internal Revenue Code (the "IRC") to be applicable to the Corporation at this time. The Compensation Committee intends to monitor the future application of
Section 162(m) of the IRC to the compensation paid to its executive officers and in the event that this section becomes applicable, it is the intent of the Compensation committee to amend the Corporation's compensation plans to preserve the deductibility of the compensation payable under such plans.

CEO Compensation

     The Board of Directors has determined that the compensation of the CEO as increased by 11.8% over 1994 compensation of $255,000 is appropriate in light of the following 1994 performance accomplishments as of October 31, 1994: for Harleysville (1) an 18.7% percent increase in net income; (2) a 17.8% increase in return on equity; (3) a 9.4% percent increase in assets; and (4) a 1.43% return on assets; and for the Corporation, a 24.3% increase in stockholder dividends. There is, however, no direct correlation between the CEO's compensation, the CEO's increase in compensation and any of the above criteria, nor is there any specific weight given by the committee to any of the above individual criteria. Such increase in the CEO's compensation is based on the committee's subjective determination after review of all information, including the above, that it deems relevant.

Executive Officers

     The Board of Directors has established that the compensation of the Corporation's and the Bank's executive officers will increase by eight percent (8%) over 1994 compensation of $480,500 in the aggregate. Compensation increases were determined by the committee based on its subjective analysis of the individual's contribution to the Corporation's strategic goals and objectives. In determining whether strategic goals have been achieved, the Board of Directors consider among numerous factors the following: the Corporation's performance as measured by earnings, revenues, return on assets, return on equity, market share, total assets and non-performing loans. Although the performance and increases in compensation were measured in light of these factors, there is no direct correlation between any specific criterion and the employees compensation, nor is there any specific weight provided to any such criteria in the committee's analysis. The determination by the committee is subjective after review of all information, including the above, as it deems relevant.

     In addition to base salary, executive officers of the Corporation and the Banks may participate currently in the following annual and long-term incentive plans: pension; profit sharing; and a non-qualified supplemental retirement benefit plan. The compensation program and committee will govern awards made under the stock option plan.

     Total compensation opportunities available to the employees of the Corporation and the Banks are influenced by general labor market conditions, the specific responsibilities of the individual, and the individual's contributions to the Corporation's success. Individuals are reviewed annually on a calendar year basis. The Corporation and the Banks strive to offer compensation that is competitive with that offered by employers of comparable size in our industry. Through these compensation policies, the Corporation strives to meet its strategic goals and objectives to its constituencies and provide compensation that is fair and meaningful to its employees.

                    Compensation Committee
                    Bradford W. Mitchell, Chairman
                    John W. Clemens
                    Martin E. Fossler


Shareholder Return Performance Graph

     Set forth below is a line graph comparing the yearly change in the cumulative total shareholder return on the Corporation's Common Stock against the cumulative total return of the NASDAQ Stock Market (U.S. Companies) Index and the NASDAQ Bank Stocks Index for the period of five fiscal years commencing January 1, 1990 and ending December 31, 1994. The shareholder return shown on the graph below is not necessarily indicative of future performance.

              Comparison of Five-year Cumulative Total Return
                 Harleysville National Corporation Common

                [PERFORMANCE GRAPH SUBMITTED IN PAPER FORM
          UNDER COVER OF SEC FORM SE.  SEE ALSO APPENDIX HERETO.]



                   EXECUTIVE OFFICERS OF THE CORPORATION

     The following table sets forth selected information about the executive officers of the Corporation, each of whom is appointed by the Board of Directors and each of whom holds office at the discretion of the Board of Directors, as of the record date, March 10, 1995.

                                                                            Number of
                                       Position         HNB/CNB/SNB             Shares
                                         Held            Employee          Beneficially           Age as of
Name and Position                       Since            Since (10)            Owned            March 10, 1995

Walter E. Daller, Jr.                    1981              1962            142,478 (1)               54
President and CEO and Chairman of
the Board of the Corporation and
of HNB, and Director of the
Corporation, HNB, CNB and SNB

Demetra M. Takes                         1993              1972             21,260 (2)               43
Vice President of the Corporation,
Executive Vice President and COO
of HNB, and Director of CNB and SNB

James W. Hamilton                        1983              1971             12,377 (3)               47
Senior Vice President
and Senior Trust Officer of HNB

Vernon L. Hunsberger                     1991              1966              9,393 (4)               45
Treasurer of the Corporation, and
Senior Vice President, CFO,
and Cashier of HNB

Frank J. Lochetto                        1989              1980             10,004 (5)               46
Senior Vice President of HNB,
and Director of CNB

Fred C. Reim                             1993              1993 (11)           500 (6)               50
Senior Vice President of HNB

Thomas D. Oleksa                         1991              1991 (12)           275 (7)               40
President and CEO of CNB,
and Director of CNB

Martha A. Rex                            1992              1991 (13)           461 (8)               45
Vice President, Trust Officer,
and Cashier of CNB

Raymond H. Melcher, Jr.                  1994              1994 (14)           105 (9)               43
President and CEO of SNB,
and Director of SNB

(Officers of HNB, CNB, and SNB                                             211,900
as a group consisting of 20 persons)

_______________

(1) Includes: 6,199 shares owned solely by W. Daller; 135,993 shares owned jointly by W. Daller and spouse; and 286 shares owned solely by his spouse.

(2) Includes 3,177 shares owned solely by D. Takes; and 18,083 unexercised stock options which are currently exercisable.

(3) Includes 7,289 shares owned solely by J. Hamilton; and 5,088 unexercised stock options which are currently exercisable.

(4) Includes 1,283 shares owned solely by V. Hunsberger; 1,039 shares owned jointly by V. Hunsberger and spouse; and 7,071 unexercised stock options which are currently exercisable.

(5) Includes 96 shares owned jointly by F. Lochetto and spouse; 5,489 shares owned solely by F. Lochetto's spouse; 721 shares owned by F. Lochetto's children; and 3,698 unexercised stock options which are currently exercisable.

(6)  Includes 500 shares owned solely by F. Reim.

(7)  Includes 275 shares owned solely by T. Oleksa.

(8)  Includes 461 shares owned jointly by M. Rex and J. Trojan.

(9)  Includes 105 shares owned solely by R. Melcher.

(10) "HNB" makes reference to The Harleysville National Bank and Trust Company, "CNB" makes reference to The Citizens National Bank of Lansford, "SNB" makes reference to Security National Bank.

(11) F. Reim began career with HNB in 1993; from 1990 to 1993 served as a senior vice president of First Valley Bank; from 1986 to 1990 served as a senior vice president of National Westminster Bank NJ.

(12) T. Oleksa began career with CNB in 1991; from 1985 to 1990 served as vice president of Merchants Bank N.A.; from 1990 to 1991 served as vice president of First Valley Bank.

(13) CNB was acquired by the Corporation in 1991; from 1986 to 1990 M. Rex served as assistant cashier of CNB; from 1990 to 1991 served as vice president of CNB; from 1991 to 1992 served as vice president and cashier of CNB.

(14) SNB was acquired by the Corporation in 1994; from 1990 to 1994 R. Melcher was business owner, director, executive vice president and COO of HiTech Connections, Inc.; from 1988 to 1990 was executive vice president of Keystone Financial; from 1986 to 1988 was president and CEO of Pennsylvania National Bank.


                           CERTAIN TRANSACTIONS

     There have been no material transactions between the Corporation and the Banks, nor any material transactions proposed, with any director or executive officer of the Corporation or the Banks or any associate of the foregoing persons. The Corporation and the Banks have had and intend to continue to have banking and financial transactions in the ordinary course of business with directors and executive officers of the Corporation and the Banks and their associates on comparable terms and with similar interest rates as those prevailing from time to time for other customers of the Banks. Total loans outstanding from the Corporation and the Banks at December 31, 1994 to the Corporation's and the Banks' executive officers and directors as a group and members of their immediate families and companies in which they had an ownership interest of 10% or more was $11,618,389 or approximately 17.5% of the total equity capital of the Corporation. Loans to such persons were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than the normal risk of collectibility or present other unfavorable features. Total interest paid by the Banks during 1994 on deposits held by such persons was $223,739.


          PROPOSAL TO ADOPT A TWO-TIERED SUPER-MAJORITY PROVISION
                    CONCERNING APPROVAL OF MERGERS AND
                 OTHER FUNDAMENTAL CORPORATE TRANSACTIONS

     On January 12, 1995, the Board of Directors of the Corporation by a unanimous vote resolved to amend Article 7 of the Corporation's amended Articles of Incorporation to provide for a two-tiered super-majority voting requirement concerning mergers, consolidations, liquidations, dissolutions, and other fundamental change transactions involving the Corporation instead of the current eighty percent (80%) super-majority clause in all such instances. The proposal to adopt the amendment to Article 7, including the revised text of Article 7, reads in its entirety as follows:

     WHEREAS, the Board of Directors has determined that Article 7 of the amended Articles of Incorporation of Harleysville National Corporation should be amended in order to provide a two-tiered super-majority clause regarding the requisite shareholder approval required to govern certain fundamental corporate transactions;

     WHEREAS, the Board of Directors believes it is in the best interests of the Corporation, its shareholders and the other relevant constituencies of its banking subsidiaries, to submit to the Corporation's shareholders of record a proposal to amend Article 7 of the Corporation's amended Articles of Incorporation at the Corporation's 1995 Annual Meeting of Shareholders.

     THEREFORE, BE IT RESOLVED, that in accordance with Sections 1911, 1912 and 1914 of the Pennsylvania Business Corporation Law of 1988, as amended, the Board of Directors hereby approves and adopts the following proposed amendment to the amended Articles of Incorporation of this Corporation to be submitted to the shareholders of the Corporation for their approval and adoption at the 1995 Annual Meeting of Shareholders of the Corporation to be held on April 11, 1995, at 9:30 a.m., prevailing time, at Presidential Caterers, 2910 DeKalb Pike, Norristown, Pennsylvania 19401 to wit:

     Article 7 of the Corporation's amended Articles of Incorporation is amended and restated in its entirety, as follows:

          7. No merger, consolidation, liquidation or dissolution of the Corporation, nor any action that would result in the sale or other disposition of all or substantially all of the assets of the Corporation shall be valid unless first approved by the affirmative vote of:

               (a) the holders of at least eighty percent (80%) of the outstanding shares of voting stock of the Corporation; or

               (b) the holders of at least a majority of the outstanding shares of voting stock of the Corporation, provided that such transaction has received the prior approval of at least seventy-five percent (75%) of all of the members of the Board of Directors.

          The affirmative vote of the holders of at least eighty (80%) of the outstanding shares of voting stock entitled to vote shall be required to amend or repeal this Article 7.

     BE IT FURTHER RESOLVED, that the Board of Directors hereby directs and orders that the President and Secretary of this Corporation shall cause proxy solicitation materials to be prepared for the 1995 Annual Meeting of Shareholders to solicit proxies for approval and adoption of the aforementioned amendment by the shareholders of the Corporation and further directs and orders that said proxy solicitation materials be mailed on or about March 13, 1995, to shareholders of record as of March 10, 1995; and

     BE IT FURTHER RESOLVED, that after approval and adoption of the aforesaid amendment to the amended Articles of Incorporation of the Corporation by the shareholders of the Corporation at the 1995 Annual Meeting of Shareholders, the President and Secretary, or a Vice President and Assistant Secretary, of the Corporation are hereby authorized, empowered and directed to execute and file Articles of Amendment containing said amendment with the Commonwealth of Pennsylvania, Department of State, Corporation Bureau, and upon such filing said amendment shall be effective.

     For the reasons described below, the Board of Directors believes that
Article 7, as it is proposed to be revised, will more clearly, succinctly and effectively cover the voting requirements concerning approval of mergers and other fundamental corporate transactions.

     The Board of Directors believes that the proposed revision to Article 7 will result in greater flexibility in planning strategically for the Corporation's future since fundamental change transactions supported by 75% of the Corporation's Board of Directors will require only a simple majority of the outstanding voting stock of the Corporation. In addition, the Board of Directors believes that the proposed revision will promote shareholder democracy since those fundamental change transactions not supported by the Corporation's Board of Directors can nonetheless still be approved by the Corporation's shareholders if such transaction receives the approval of at least 80 percent of the outstanding voting stock of the Corporation. In its current form, Article 7 does not include a provision which allows a fundamental change transaction to be approved by a simple majority of the voting stock of the Corporation in the event that the Board of Directors overwhelmingly approves such transaction. Currently, Article 7 requires that all mergers, consolidations, and similar transactions be approved by the affirmative vote of the holders of at least eighty percent (80%) of the outstanding shares of common stock whether or not such transactions have received overwhelming support by the Board of Directors.

     The affirmative vote of the holders of at least eighty percent (80%) of the outstanding shares of Common Stock of the Corporation is required to approve and adopt the proposed amendment to Article 7 of the Corporation's Articles of Incorporation as set forth above.

     The Board of Directors of the Corporation unanimously recommends that shareholders vote FOR the proposal to approve and adopt an amendment to
Article 7 of the Corporation's amended Articles of Incorporation to provide the two-tiered super-majority approval requirement for mergers and other fundamental change transactions.


                           INDEPENDENT AUDITORS

     KPMG Peat Marwick, Certified Public Accountants, of Philadelphia, Pennsylvania, served as the Corporation's independent auditors for the 1994 fiscal year, assisted the Corporation and the Banks with the preparation of their federal and state tax returns, and provided assistance in connection with regulatory matters charging the Banks for such services at its customary hourly billing rates. These non-audit services were approved by the Corporation's Board of Directors after due consideration of the effect of the performance thereof on the independence of the accountants and after the conclusion by the Corporation's Board of Directors that there was no effect on the independence of the accountants. The Corporation has been advised by KPMG Peat Marwick that none of its members has any financial interest in the Corporation.


                             LEGAL PROCEEDINGS

     In the opinion of the management of the Corporation and the Banks, there are no proceedings pending to which the Corporation and the Banks are a party or to which their property is subject, which, if determined adversely to the Corporation and the Banks, would be material in relation to the Corporation's and the Banks' undivided profits or financial condition. There are no proceedings pending other than ordinary routine litigation incident to the business of the Corporation and the Banks. In addition, no material proceedings are pending or are known to be threatened or contemplated against the Corporation and the Banks by government authorities.


                               ANNUAL REPORT

     A copy of the Corporation's Annual Report for the fiscal year ended December 31, 1994 is being mailed to the Corporation's shareholders with this Proxy Statement. A representative of KPMG Peat Marwick will attend the Annual Meeting and will have the opportunity to make a statement, if he desires to do so, and will be available to respond to any appropriate questions presented by shareholders at the Annual Meeting.


                           SHAREHOLDER PROPOSALS

     Any shareholder who, in accordance with and subject to the provisions of the proxy rules of the Securities and Exchange Commission, wishes to submit a proposal for inclusion in the Corporation's Proxy Statement for its 1996 Annual Meeting of Shareholders must deliver such proposal in writing to the Secretary of the Corporation at the Corporation's principal executive offices at 483 Main Street, P.O. Box 195, Harleysville, Pennsylvania 19438, not later than Friday, November 17, 1995.


                               OTHER MATTERS

     The Board of Directors does not know of any matters to be presented for consideration other than the matters described in the accompanying Notice of Annual Meeting of Shareholders, but if any matters are properly presented, it is the intention of the persons named in the accompanying Proxy to vote on such matters in accordance with their best judgment.


                          ADDITIONAL INFORMATION

     UPON WRITTEN REQUEST OF ANY SHAREHOLDER, A COPY OF THE CORPORATION'S REPORT ON FORM 10-K FOR ITS FISCAL YEAR ENDED DECEMBER 31, 1994, INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES THERETO, REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 13a-1 UNDER THE SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED, MAY BE OBTAINED, WITHOUT CHARGE, FROM PAMELA L. HARTENSTINE, SECRETARY, 483 MAIN STREET, P.O. BOX 195, HARLEYSVILLE, PENNSYLVANIA 19438, TELEPHONE (215) 256-8851.


                              By Order of the Board of Directors,



                              Walter E. Daller, Jr.
                              President and
                              Chief Executive Officer

Date:  March 13, 1995

                                 APPENDIX

          The performance graph for the proxy statement has been submitted to the Securities and Exchange Commission on paper, under cover of SEC Form SE. Following is a description of the performance graph in a tabular format.


          "  Date  "  " Company"  " Market" " Market" "   Peer" "Peer "
          "        "  " Index  "  " Index " " Count " "  Index" "Count"
          "12/29/89",   100.000,   100.000,    4161,   100.000,    634
          "01/31/90",   106.533,    91.346,    4143,    92.954,    633
          "02/28/90",   107.538,    93.862,    4122,    93.865,    632
          "03/30/90",   108.302,    96.576,    4129,    92.844,    633
          "04/30/90",   117.411,    93.412,    4121,    88.380,    631
          "05/31/90",   110.326,   102.214,    4111,    90.423,    626
          "06/29/90",   114.160,   102.969,    4087,    88.982,    626
          "07/31/90",   109.064,    97.799,    4083,    84.554,    624
          "08/31/90",   108.044,    85.462,    4076,    77.209,    621
          "09/28/90",    97.615,    77.365,    4049,    68.241,    614
          "10/31/90",    90.422,    74.324,    4023,    65.740,    608
          "11/30/90",    98.642,    81.404,    3992,    71.019,    606
          "12/31/90",    95.354,    84.918,    3975,    73.232,    602
          "01/31/91",    93.281,    94.316,    3943,    77.418,    596
          "02/28/91",   100.536,   103.392,    3928,    86.216,    594
          "03/28/91",   114.940,   110.296,    3915,    90.602,    596
          "04/30/91",   117.030,   111.010,    3877,    96.197,    588
          "05/31/91",   110.761,   116.092,    3877,   100.217,    582
          "06/28/91",   109.501,   109.033,    3900,    99.352,    582
          "07/31/91",   121.082,   115.474,    3899,   106.019,    580
          "08/30/91",   117.397,   121.203,    3913,   113.165,    581
          "09/30/91",   118.850,   121.646,    3917,   111.119,    577
          "10/31/91",   118.850,   125.681,    3930,   114.104,    574
          "11/29/91",   120.973,   121.471,    3942,   111.043,    575
          "12/31/91",   119.768,   136.277,    3950,   120.168,    572
          "01/31/92",   115.490,   144.280,    3960,   126.180,    570
          "02/28/92",   127.788,   147.552,    3964,   132.805,    570
          "03/31/92",   137.927,   140.596,    3976,   134.728,    571
          "04/30/92",   155.168,   134.579,    3975,   140.923,    571
          "05/29/92",   155.168,   136.341,    3963,   147.244,    570
          "06/30/92",   150.737,   130.933,    3941,   146.851,    565
          "07/31/92",   149.652,   135.563,    3905,   150.561,    562
          "08/31/92",   163.750,   131.413,    3885,   147.817,    559
          "09/30/92",   165.882,   136.286,    3883,   151.421,    556
          "10/30/92",   165.882,   141.661,    3895,   154.617,    551
          "11/30/92",   161.517,   152.926,    3911,   164.685,    551
          "12/31/92",   175.224,   158.579,    3935,   174.869,    549
          "01/29/93",   168.307,   163.096,    3923,   181.674,    538
          "02/26/93",   163.696,   156.988,    3954,   185.977,    534
          "03/31/93",   174.095,   161.555,    3977,   193.498,    534
          "04/30/93",   172.934,   154.656,    4011,   185.602,    541
          "05/28/93",   174.095,   163.866,    4039,   181.841,    541
          "06/30/93",   172.354,   164.635,    4076,   186.992,    545
          "07/30/93",   176.444,   164.852,    4108,   193.653,    545
          "08/31/93",   186.960,   173.373,    4143,   198.815,    542
          "09/30/93",   183.501,   178.493,    4179,   204.535,    545
          "10/29/93",   197.617,   181.444,    4227,   201.425,    552
          "11/30/93",   197.617,   176.028,    4310,   193.240,    560
          "12/31/93",   210.829,   180.933,    4382,   199.334,    565
          "01/31/94",   279.527,   186.419,    4406,   202.520,    564
          "02/28/94",   307.953,   184.725,    4444,   199.913,    563
          "03/31/94",   299.794,   173.357,    4497,   196.737,    567
          "04/29/94",   285.518,   171.110,    4526,   203.154,    570
          "05/31/94",   302.173,   171.547,    4566,   212.472,    572
          "06/30/94",   310.811,   165.295,    4579,   212.749,    573
          "07/29/94",   301.247,   168.682,    4597,   215.818,    574
          "08/31/94",   289.293,   179.419,    4615,   221.212,    577
          "09/30/94",   269.204,   178.963,    4616,   215.019,    578
          "10/31/94",   283.625,   182.418,    4638,   208.563,    597
          "11/30/94",   274.011,   176.366,    4654,   199.792,    600
          "12/30/94",   284.418,   176.916,    4658,   198.692,    598

                     HARLEYSVILLE NATIONAL CORPORATION

                                   PROXY

        ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 11, 1995 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby constitutes and appoints James W. Hamilton and Vernon L. Hunsberger, and each or any of them, proxies of the undersigned, with full power of substitution, to vote all of the shares of Harleysville National Corporation (the "Corporation") which the undersigned may be entitled to vote at the Annual Meeting of Shareholders of the Corporation to be held at Presidential Caterers, 2910 DeKalb Pike, Norristown, Pennsylvania 19401 on Tuesday, April 11, 1995, at 9:30 a.m., prevailing time, and at any adjournment or postponement thereof, as follows:

     1.   ELECTION OF CLASS A DIRECTORS TO SERVE FOR A FOUR-YEAR TERM

     [  ] FOR all nominees listed below      [  ] WITHHOLD AUTHORITY to vote
          (except as marked to the contrary)      for all nominees listed
                                                  below

          (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.)

          Walter F. Vilsmeier    Harold E. Herr

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE CLASS A DIRECTORS LISTED ABOVE.

     2. PROPOSAL TO APPROVE AND ADOPT AN AMENDMENT TO ARTICLE 7 OF THE CORPORATION'S AMENDED ARTICLES OF INCORPORATION TO PROVIDE THAT ANY MERGER, CONSOLIDATION, LIQUIDATION OR SIMILAR FUNDAMENTAL CHANGE TRANSACTION INVOLVING THE CORPORATION MUST BE APPROVED BY HOLDERS OF AT LEAST 80 PERCENT OF THE OUTSTANDING SHARES OF THE CORPORATION'S VOTING STOCK UNLESS SUCH TRANSACTION HAS RECEIVED PRIOR APPROVAL OF AT LEAST 75 PERCENT OF ALL MEMBERS OF THE CORPORATION'S BOARD OF DIRECTORS IN WHICH CASE ONLY A MAJORITY OF THE OUTSTANDING SHARES OF THE CORPORATION'S VOTING STOCK WOULD BE REQUIRED TO BE VOTED IN FAVOR OF SUCH TRANSACTION IN ORDER TO APPROVE IT.

          [  ] FOR       [  ] AGAINST        [  ] ABSTAIN

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS
          PROPOSAL.

     3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

     THIS PROXY WHEN PROPERLY SIGNED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED ABOVE AND FOR PROPOSAL 2.

     This Proxy must be dated, signed by the shareholder and returned promptly to the Corporation in the enclosed envelope. When signing as attorney, executor, administrator, trustee or guardian, please give full title. If more than one trustee, all should sign. If stock is held jointly, each owner must sign.


                              ________________________________________
                              Signature


                              ________________________________________
                              Signature


                              Dated:_____________________________, 1995

                    Directions To Presidential Caterers
                             2910 DeKalb Pike
                           Norristown, PA  19401
                               610-275-7300

     NOTE TO ALL DRIVERS: There is a traffic island in the middle of the road on Route 202 just in front of Presidential's driveway so you CANNOT make a left turn off Route 202 into the driveway. You MUST enter the driveway with a right turn.
                                * * * * * *
     From King of Prussia - Take Route 202 North through Norristown to East Norriton. After crossing the intersection at Germantown Pike (Route 422) the driveway to Presidential will be on your right.

     From Montgomeryville & Lansdale - Take Route 202 South to East Norriton. Turn Right at Township Line Road (Mr. Ron's Restaurant on corner). Go one block and turn Left at Swede Road. Proceed to Germantown Pike and turn Left. Next light, Route 202 (DeKalb Pike) turn Left. Driveway to Presidential will be on your right.

     From Philadelphia - Take Schuylkill Expressway to Plymouth Meeting. Exit Route 476 North to Germantown Pike-West Exit. Follow Germantown Pike-West to Route 202 North (DeKalb Pike). Make a Right onto Route 202, driveway to Presidential will be on your right.

     From Main Line - Take Blue Route, 476 North, to Germantown Pike - West Exit. Follow Germantown Pike - West to Route 202 North (DeKalb Pike). Make a Right onto Route 202, driveway to Presidential will be on your right.

     From Willow Grove - Take PA-Turnpike (Route 276) to Norristown Exit. Follow Germantown Pike-West to Route 202 North (DeKalb Pike). Make a Right onto Route 202, driveway to Presidential will be on your right.

                      Breakfast Invitation Response

Harleysville National Corporation will conduct its Annual Meeting of Shareholders on Tuesday, April 11, 1995 at 9:30 a.m. at Presidential Caterers, 2910 DeKalb Pike, Norristown, Pennsylvania 19401.

You are cordially invited to join us for breakfast prior to the Annual Meeting, beginning at 9:00 a.m. The meeting will convene promptly at 9:30 a.m.

Would you be kind enough to help us make appropriate arrangements by filling out and mailing this response card, along with your proxy vote, in the enclosed stamped, self-addressed envelope.

For your convenience, enclosed are directions to Presidential Caterers.


Name(s)______________________________________________________________

_____________________________________________________________________



(     ) Yes, I will join you for breakfast and the Annual Meeting at Presidential Caterers on Tuesday, April 11, 1995.

                     Harleysville National Corporation
                        Annual Meeting - 9:30 a.m.
                           Breakfast - 9:00 a.m.
                              April 11, 1995

             For your convenience - retain for your reference

Harleysville National Corporation will conduct its Annual Meeting of Shareholders on Tuesday, April 11, 1995 at 9:30 a.m. at Presidential
Caterers, 2910 DeKalb Pike, Norristown, Pennsylvania   19401.

Breakfast will be served prior to the Annual Meeting, beginning at 9:00 a.m. The meeting will convene promptly at 9:30 a.m.

Please return your proxy vote if you have not already done so.

Directions to Presidential Caterers were sent with your Breakfast Invitation Response card.

If you find that your plans have changed and you will be unable to join us for the annual meeting and breakfast, kindly call Harleysville National Corporation's Shareholder Services Department at 215-256-8851, Extension 347, and help us eliminate unnecessary charges. Thank you.